UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 27, 2012

PUMA BIOTECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52811	77-0683487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10880 Wilshire Boulevard, Suite 2150

Los Angeles, California 90024

(Address of principal executive offices) (Zip Code)

(424) 248-6500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 27, 2012, the board of directors (the “Board”) of Puma Biotechnology, Inc. (the “Company”) elected Jay M. Moyes, 58, as a director of the Company. In addition, the Board appointed Mr. Moyes to the Audit Committee of the Board. Mr. Moyes will stand for re-election at the Company’s 2012 Annual Meeting of Stockholders, which will take place on June 13, 2012.

Pursuant to the Company’s non-employee director compensation program, Mr. Moyes received an option to purchase 30,000 shares of the Company’s common stock in connection with his election to the Board and an option to purchase 10,000 shares of the Company’s common stock in connection with his appointment to the Audit Committee. Each of these options has an exercise price of $13.00 per share and will vest over a three-year period from the grant date, with 1/3 of the shares underlying the option vesting on the one-year anniversary of the grant date and then 1/36 of the shares vesting monthly over the next two years.

Mr. Moyes has been a member of the board of directors and chairman of the audit committee of Osiris Therapeutics, Inc., a publicly held stem cell therapeutics company, since May 2006. He has also been a member of the board of directors and the chairman of the audit committee for each of Biocardia, Inc., a privately held cardiovascular regenerative medicine company, and Integrated Diagnostics, Inc., a privately held molecular diagnostics company, since January 2011 and March 2011, respectively. From May 2008 through July 2009, Mr. Moyes served as the Chief Financial Officer of XDx, Inc., a privately held molecular diagnostics company. Prior to that, Mr. Moyes served as the Chief Financial Officer of Myriad Genetics, Inc., a publicly held healthcare diagnostics company, from June 1996 until his retirement in November 2007, and as its Vice President of Finance from July 1993 until July 2005. From 1991 to 1993, Mr. Moyes served as Vice President of Finance and Chief Financial Officer of Genmark, Inc., a privately held genetics company. Mr. Moyes held various positions with the accounting firm of KPMG LLP from 1979 through 1991, most recently as a Senior Manager. He holds an M.B.A. degree from the University of Utah, a B.A. degree in economics from Weber State University, and is formerly a Certified Public Accountant. Mr. Moyes also served as a member of the Board of Trustees of the Utah Life Science Association from 1999 through 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUMA BIOTECHNOLOGY, INC.

Date: April 30, 2012	By:	/s/ Alan H. Auerbach
Alan H. Auerbach
President and Chief Executive Officer